RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR
                           RALI SERIES 2003-QS14 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2003-QS14

        $ 2,263,461                  0.00%            CLASS A-P CERTIFICATES
--------------------------------------------------------------------------------
                        Supplement dated March 31, 2005
                                       to
                   Prospectus Supplement dated July 25, 2003
                                       to
                       Prospectus dated January 27, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated July 25, 2003.

         The following two paragraphs shall supplement the cover page and the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 78.25% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 1, 2005 against payment therefore in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated March 31, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. There can be no assurance that a secondary market will develop, or if it does develop, that it will continue.


                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, unless otherwise indicated:


                                        CREDIT SCORE OF THE MORTGAGE LOANS

                                                                                               WEIGHTED
                                             NUMBER OF                  PERCENT OF  AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT
CREDIT SCORE RANGE                             LOANS       BALANCE       LOANS      BALANCE     SCORE
------------------------------------------   ---------   ------------   ----------  ---------  ---------
499 or less ..............................           4   $    506,098       0.32%   $126,525      79.90%
500 - 519 ................................           4        390,444       0.24      97,611      82.61
520 - 539 ................................           6        847,659       0.53     141,276      71.56
540 - 559 ................................           4        382,375       0.24      95,594      75.01
560 - 579 ................................           3        424,799       0.27     141,600      85.73
580 - 599 ................................           9        805,216       0.50      89,468      64.61
600 - 619 ................................          18      2,595,883       1.62     144,216      75.21
620 - 639 ................................          36      3,688,878       2.31     102,469      73.23
640 - 659 ................................          48      7,679,930       4.80     159,999      70.22
660 - 679 ................................          82     11,036,598       6.90     134,593      69.76
680 - 699 ................................         112     15,481,380       9.68     138,227      64.23
700 - 719 ................................         126     19,122,972      11.95     151,770      64.10
720 - 739 ................................         126     17,783,084      11.12     141,136      66.76
740 - 759 ................................         134     20,526,912      12.83     153,186      66.31
760 - 779 ................................         137     18,493,627      11.56     134,990      63.91
780 - 799 ................................         159     25,539,050      15.97     160,623      63.53
800 or greater ...........................          94     14,655,798       9.16     155,913      54.73
                                             ---------   ------------    --------   --------     ------
Total, Average or Weighted Average .......       1,102   $159,960,703     100.00%   $145,155      65.02%
                                             =========   ============    ========

         The minimum and maximum credit scores of the Mortgage Loans were 482 and 820, respectively, and the weighted average Credit Score of the Mortgage Loans was approximately 731.

         For substantially all of the Mortgage Loans, the Credit Score was updated prior to March 1, 2005.

                                              OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
OCCUPANCY                                      LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Primary Residence ........................         856   $134,366,864      84.00%   $156,971        729      65.18%
Second/Vacation ..........................          22      4,118,608       2.57     187,209        744      54.37
Non Owner-occupied .......................         224     21,475,230      13.43      95,872        741      66.04
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......       1,102   $159,960,703     100.00%   $145,155        731      65.02%
                                             =========   ============   ========


                                                      PURPOSE OF THE MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
LOAN PURPOSE                                   LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Purchase .................................          88   $ 11,549,228       7.22%   $131,241        726      76.08%
Rate/Term Refinance ......................         517     74,888,124      46.82     144,851        739      60.59
Equity Refinance .........................         497     73,523,351      45.96     147,934        724      67.79
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......       1,102   $159,960,703     100.00%   $145,155        731      65.02%
                                             =========   ============   ========

                                             MORTGAGED PROPERTY TYPES

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
PROPERTY TYPE                                  LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Single-family detached ...................         809   $117,719,545      73.59%   $145,512        731      64.55%
Planned Unit Developments (detached) .....         129     22,002,768      13.76     170,564        725      68.48
Two-to-four family units .................          85     11,796,331       7.37     138,780        735      66.42
Condo Low-Rise (less than 5 stories) .....          41      3,524,325       2.20      85,959        737      58.17
Planned Unit Developments (attached) .....          15      1,491,672       0.93      99,445        759      66.41
Townhouse ................................          14      1,346,695       0.84      96,192        753      63.63
Condo High-Rise (9 stories or more) ......           5      1,118,322       0.70     223,664        716      61.48
Condotel (1 to 4 stories) ................           1        661,173       0.41     661,173        809      44.00
Condo Mid-Rise (5 to 8 stories) ..........           2        244,151       0.15     122,075        753      76.80
Leasehold ................................           1         55,721       0.03      55,721        680      76.00
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......       1,102   $159,960,703     100.00%   $145,155        731      65.02%
                                             =========   ============   ========

                               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
STATE                                          LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Alaska ...................................           1   $    147,326       0.09%   $147,326        679      90.00%
Alabama ..................................          14      1,041,088       0.65      74,363        720      73.40
Arkansas .................................          11        767,983       0.48      69,817        702      78.21
Arizona ..................................          32      4,259,112       2.66     133,097        731      70.29
California ...............................         247     48,287,404      30.19     195,496        752      58.02
Colorado .................................          26      5,138,753       3.21     197,644        741      64.07
Connecticut ..............................          14      2,162,680       1.35     154,477        731      59.71
District of Columbia .....................           1        173,168       0.11     173,168        783      53.00
Delaware .................................           2        167,330       0.10      83,665        721      60.11
Florida ..................................          88     11,210,760       7.01     127,395        733      67.71
Georgia ..................................          13      2,224,429       1.39     171,110        691      69.08
Hawaii ...................................           3        650,894       0.41     216,965        743      69.08
Iowa .....................................           3        207,603       0.13      69,201        688      81.93
Idaho ....................................           8        749,006       0.47      93,626        683      71.15
Illinois .................................          33      4,484,880       2.80     135,905        728      68.13
Indiana ..................................          16      1,288,837       0.81      80,552        709      77.98
Kansas ...................................           7        587,811       0.37      83,973        728      80.09
Kentucky .................................           6        508,211       0.32      84,702        760      84.12
Louisiana ................................          11      1,113,586       0.70     101,235        707      73.73
Massachusetts ............................          15      2,158,995       1.35     143,933        727      53.98
Maryland .................................          29      3,779,989       2.36     130,344        745      65.35
Maine ....................................           4        273,429       0.17      68,357        729      56.98
Michigan .................................          43      6,636,047       4.15     154,327        716      72.32
Minnesota ................................          14      1,693,080       1.06     120,934        727      64.87
Missouri .................................          14      1,255,204       0.78      89,657        724      55.61
Mississippi ..............................           6        443,342       0.28      73,890        713      79.28
Montana ..................................           6        504,750       0.32      84,125        717      69.86
North Carolina ...........................          27      3,349,309       2.09     124,048        689      70.50
New Hampshire ............................           4        633,672       0.40     158,418        688      43.75
New Jersey ...............................          28      4,655,963       2.91     166,284        735      60.67
New Mexico ...............................          18      1,990,139       1.24     110,563        708      66.58
Nevada ...................................          13      1,587,042       0.99     122,080        732      75.32
New York .................................          30      6,346,538       3.97     211,551        705      60.76
Ohio .....................................          18      2,580,231       1.61     143,346        733      72.65
Oklahoma .................................          18      1,335,058       0.83      74,170        710      68.54
Oregon ...................................          15      1,859,372       1.16     123,958        753      67.87
Pennsylvania .............................          13      1,108,290       0.69      85,253        745      72.94
Rhode Island .............................           3        308,601       0.19     102,867        756      59.78
South Carolina ...........................          14      1,129,384       0.71      80,670        694      76.45
Tennessee ................................          12      1,722,915       1.08     143,576        728      79.78
Texas ....................................         169     21,773,733      13.61     128,839        715      71.19
Utah .....................................           7        771,509       0.48     110,216        704      79.05
Virginia .................................          27      3,554,160       2.22     131,636        740      60.61
Vermont ..................................           4        693,806       0.43     173,451        699      55.31
Washington ...............................          12      2,326,675       1.45     193,890        730      67.21
Wisconsin ................................           2        197,647       0.12      98,823        700      68.64
Wyoming ..................................           1        120,962       0.08     120,962        692      80.00
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......       1,102   $159,960,703     100.00%   $145,155        731      65.02%
                                             =========   ============   ========

-----------------
No more than 0.9% of the Mortgage Loans were secured by mortgaged properties located in any one zip code area in California and no more than 0.5% of the Mortgage Loans were secured by mortgage properties located in any one zip code area outside California.

                                    DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
DOCUMENTATION TYPE                             LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Full Documentation .......................         367   $ 50,133,268      31.34%   $136,603        729      70.07%
Reduced Documentation ....................         735    109,827,435      68.66     149,425        732      62.71
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......       1,102   $159,960,703     100.00%   $145,155        731      65.02%
                                             =========   ============   ========


      No more than 34.7% of such reduced loan documentation Mortgage Loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes Mortgage Loans which were underwritten under a no stated income or no income/no asset program.

      Approximately 8.2% of the Mortgage Loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.


                                                  MORTGAGE RATES

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
MORTGAGE RATES (%)                             LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
4.250 - 4.374 ............................           1   $    126,634       0.08%   $126,634        721      26.00%
4.375 - 4.499 ............................           1        188,273       0.12     188,273        591      66.00
4.500 - 4.624 ............................           2        270,009       0.17     135,005        808      31.74
4.625 - 4.749 ............................           5        612,671       0.38     122,534        768      52.83
4.750 - 4.874 ............................          12      1,749,953       1.09     145,829        739      55.99
4.875 - 4.999 ............................          54      9,084,851       5.68     168,238        762      57.71
5.000 - 5.124 ............................          61      9,834,397       6.15     161,220        747      57.16
5.125 - 5.249 ............................          71     14,391,917       9.00     202,703        735      64.07
5.250 - 5.374 ............................         163     27,534,450      17.21     168,923        744      63.80
5.375 - 5.499 ............................         242     35,695,227      22.31     147,501        727      66.04
5.500 - 5.624 ............................         145     21,426,317      13.39     147,768        732      67.05
5.625 - 5.749 ............................          90     11,953,560       7.47     132,817        720      66.51
5.750 - 5.874 ............................          70      8,350,523       5.22     119,293        721      68.43
5.875 - 5.999 ............................          73      8,314,043       5.20     113,891        718      67.80
6.000 - 6.124 ............................          76      6,925,623       4.33      91,127        689      73.73
6.125 - 6.249 ............................          22      2,508,993       1.57     114,045        715      67.13
6.250 - 6.374 ............................           4        287,013       0.18      71,753        667      78.46
6.375 - 6.499 ............................           6        297,146       0.19      49,524        695      82.80
6.500 - 6.624 ............................           1         93,680       0.06      93,680        702      80.00
6.625 - 6.749 ............................           1        128,335       0.08     128,335        721      90.00
6.875 - 6.999 ............................           1         39,560       0.02      39,560        696      75.00
7.250 - 7.374 ............................           1        147,529       0.09     147,529        675      54.00
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......       1,102   $159,960,703     100.00%   $145,155        731      65.02%
                                             =========   ============   ========


         As of March 1, 2005, the weighted average mortgage rate of the Mortgage Loans was approximately 5.3934% per annum.

                                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
NET MORTGAGE RATE (%)                          LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
3.970 ....................................           1   $    126,634       0.08%   $126,634        721      26.00%
4.095 ....................................           1        188,273       0.12     188,273        591      66.00
4.220 ....................................           2        270,009       0.17     135,005        808      31.74
4.345 ....................................           5        612,671       0.38     122,534        768      52.83
4.470 ....................................          12      1,749,953       1.09     145,829        739      55.99
4.595 ....................................          54      9,084,851       5.68     168,238        762      57.71
4.720 ....................................          61      9,834,397       6.15     161,220        747      57.16
4.845 ....................................          71     14,391,917       9.00     202,703        735      64.07
4.970 ....................................         161     27,112,102      16.95     168,398        743      63.72
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         368   $ 63,370,807      39.62%   $172,203        744      61.40%
                                             =========   ============   ========


         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 3.571773268%.


                                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
ORIGINAL MORTGAGE LOAN BALANCE ($)             LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
100,000 or less ..........................         406   $ 26,352,473      16.47%   $ 64,908        720      65.77%
100,001 to 200,000 .......................         454     59,766,231      37.36     131,644        733      64.05
200,001 to 300,000 .......................         122     26,481,594      16.56     217,062        729      66.30
300,001 to 400,000 .......................          63     19,949,569      12.47     316,660        726      64.87
400,001 to 500,000 .......................          24      9,956,352       6.22     414,848        740      65.12
500,001 to 600,000 .......................          23     11,405,749       7.13     495,902        733      65.47
600,001 to 700,000 .......................           8      4,668,319       2.92     583,540        773      68.42
700,001 to 800,000 .......................           2      1,380,416       0.86     690,208        790      53.90
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......       1,102   $159,960,703     100.00%   $145,155        731      65.02%
                                             =========   ============   ========



                                               ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                                                                               WEIGHTED
                                             NUMBER OF                  PERCENT OF  AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT
ORIGINAL LTV RATIO (%)                         LOANS       BALANCE       LOANS      BALANCE     SCORE
------------------------------------------   ---------   ------------   ----------  ---------  --------
50.00 or less ............................         254   $ 35,167,189      21.98%   $138,453        752
50.01 - 55.00 ............................          76     10,653,424       6.66     140,177        739
55.01 to 60.00 ...........................          88     14,294,855       8.94     162,442        730
60.01 to 65.00 ...........................          76     12,331,850       7.71     162,261        743
65.01 to 70.00 ...........................         100     14,137,063       8.84     141,371        720
70.01 to 75.00 ...........................         116     17,606,671      11.01     151,782        728
75.01 to 80.00 ...........................         279     43,588,718      27.25     156,232        721
80.01 to 85.00 ...........................          19      2,108,727       1.32     110,986        714
85.01 to 90.00 ...........................          60      6,665,380       4.17     111,090        713
90.01 to 95.00 ...........................          33      3,300,843       2.06     100,026        701
95.01 to 100.00 ..........................           1        105,985       0.07     105,985        744
                                             ---------   ------------    --------   --------     ------
Total, Average or Weighted Average .......       1,102   $159,960,703     100.00%   $145,155        731
                                             =========   ============    ========

         The weighted average Loan to Value ratio at origination of the Mortgage Loans was approximately 65.02%

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

                       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                           CLASS A-P CERTIFICATES
                                                           ----------------------------------------------------
                                                             0%        8%         16%         24%          32%
                                                           ------   --------   --------   ----------    -------
DISTRIBUTION DATE
-----------------
March 2005.............................................      100%       100%      100%        100%         100%
March 2006.............................................       94         87        79          72           64
March 2007.............................................       89         75        63          51           41
March 2008.............................................       83         64        49          36           26
March 2009.............................................       76         55        38          25           16
March 2010.............................................       69         46        29          18           10
March 2011.............................................       62         38        22          12            6
March 2012.............................................       55         31        16           8            4
March 2013.............................................       47         24        12           5            2
March 2014.............................................       39         18         8           3            1
March 2015.............................................       30         13         5           2            1
March 2016.............................................       21          8         3           1            *
March 2017.............................................       11          4         1           *            *
March 2018.............................................        1          *         *           *            *
March 2019.............................................        0          0         0           0            0
Weighted Average Life in Years** (to Maturity).........        7.29       5.15      3.76        2.84         2.21

------------
*     Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o    the Class A-P Certificates will be purchased on March 31, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:

                                 ASSUMED MORTGAGE CHARACTERISTICS

                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
------------------------------------------------     -----------------       -----------------
Aggregate principal balance ....................        $63,370,807.42         $96,589,895.43
Weighted average mortgage rate .................          5.1014113366%          5.5850000000%
Weighted average servicing fee rate.............          0.2800000000%          0.3298247124%
Weighted average original term to maturity
(months) .......................................                   179                    179
Weighted average remaining term
to maturity (months) ...........................                   157                    156

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:

                                              PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
                                CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%               8%              16%             24%              32%
------------------------------      ---------        ----------       --------        ---------       -----------
$1,680,905....................        4.302%           6.356%          9.000%          12.222%          16.021%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The second and third paragraph and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Delinquency information presented in this prospectus supplement as of March 1, 2005 is determined and prepared as of the close of business on the last business day immediately prior to March 1, 2005.


                                    EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ....  92,149   $10,513,716   104,820   $12,512,690   101,210   $12,635,058   99,386   $12,962,473
Period of Delinquency
30 to 59 days ...........   1,602       192,517     2,082       244,557     2,324       289,263    2,147       280,302
60 to 89 days ...........     236        28,610       372        44,459       477        64,448      488        63,986
90 days or more(2) ......     307        35,045       409        44,171       516        62,039      644        84,033
Foreclosures Pending ....     273        32,685       446        55,203       602        81,640      769       102,671
                           ------   -----------   -------   -----------   -------   -----------   ------   -----------
Total Delinquent Loans ..   2,418   $   288,858     3,309   $   388,390     3,919   $   497,389    4,048   $   530,992
                           ======   ===========   =======   ===========   =======   ===========   ======   ===========
Percent of Loan
Portfolio ...............   2.624%        2.747%    3.157%        3.104%    3.872%        3.937%   4.073%        4.096%


[TABLE CONTINUED]
                             AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                            ----------------------  ----------------------
                               BY       BY DOLLAR      BY       BY DOLLAR
                             NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                              LOANS       LOANS       LOANS       LOANS
                            --------  ------------  --------  ------------
                              (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                   THOUSANDS)              THOUSANDS)
Total Loan Portfolio ....  101,112   $14,114,861   106,211   $15,669,395
Period of Delinquency
30 to 59 days ...........    2,182       284,482     2,032       282,672
60 to 89 days ...........      526        70,816       409        51,071
90 days or more(2) ......      696        94,223       555        70,963
Foreclosures Pending ....      787       103,707       747        88,396
                           -------   -----------   -------   -----------
Total Delinquent Loans ..    4,191   $   553,228     3,743   $   493,102
                           =======   ===========   =======   ===========
Percent of Loan
Portfolio ...............    4.145%        3.919%    3.524%        3.147%

---------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.



                         EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ....  37,066   $ 5,021,100    44,520   $ 6,234,461    45,103   $ 6,477,882   45,867   $ 6,776,784
Period of Delinquency
30 to 59 days ...........     573        83,679       742       104,823       901       131,032      893       131,270
60 to 89 days ...........      65        11,033       118        17,904       185        29,788      216        33,636
90 days or more(2) ......      77        13,377       123        17,598       165        27,231      206        37,139
Foreclosures Pending ....      80        12,263       113        19,378       198        34,074      251        41,335
                           ------   -----------    ------   -----------    ------   -----------   ------   -----------
Total Delinquent Loans ..     795   $   120,353     1,096   $   159,703     1,449   $   222,125    1,566   $   243,380
                           ======   ===========    ======   ===========    ======   ===========   ======   ===========
Percent of Loan
Portfolio ...............   2.145%        2.397%    2.462%        2.562%    3.213%        3.429%   3.414%        3.591%


[TABLE CONTINUED]
                           AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                          ----------------------  ----------------------
                             BY       BY DOLLAR      BY       BY DOLLAR
                           NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                            LOANS       LOANS       LOANS       LOANS
                          --------  ------------  --------  ------------
                            (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                 THOUSANDS)              THOUSANDS)

Total Loan Portfolio .... 51,824   $ 8,071,748    56,271   $ 9,191,522
Period of Delinquency
30 to 59 days ...........    934       142,682       946       161,218
60 to 89 days ...........    216        35,031       186        26,348
90 days or more(2) ......    258        43,618       225        34,430
Foreclosures Pending ....    279        44,333       268        42,461
                          ------   -----------    ------   -----------
Total Delinquent Loans ..  1,687   $   265,664   1,625 $       264,457
                          ======   ===========    ======   ===========
Percent of Loan
Portfolio ...............  3.255%        3.291%    2.888%        2.877%

---------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

         The following shall supplement the information under the Section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         Attached to this supplement as Appendix A is the most recent monthly statement to certificateholders, which includes, among other things, delinquency and loss information as of the date of such monthly statement. This monthly statement is included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statements to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                     MONTHLY STATEMENT TO CERTIFICATEHOLDERS

Run:        04/04/05     17:05:07                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS14(POOL # 4720) STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION SUMMARY FOR POOL#   4720
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HFL8   200,121,000.00 154,023,711.54     5.000000  %  2,954,496.78
A-P     76110HFM6     2,799,588.31   2,276,397.13     0.000000  %     50,612.31
A-V     76110HFN4             0.00           0.00     0.154386  %          0.00
R       76110HFP9           100.00           0.00     5.000000  %          0.00
M-1     76110HFQ7     3,541,800.00   3,283,567.86     5.000000  %     14,291.45
M-2     76110HFR5       416,700.00     386,318.46     5.000000  %      1,681.42
M-3     76110HFS3       625,100.00     579,524.05     5.000000  %      2,522.33
B-1     76110HFH7       312,600.00     289,808.38     5.000000  %      1,261.37
B-2     76110HFJ3       208,400.00     193,205.59     5.000000  %        840.92
B-3     76110HFK0       313,029.59     290,206.65     5.000000  %      1,263.10

-------------------------------------------------------------------------------
                  208,338,317.90   161,322,739.66                  3,026,969.68
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       641,765.46  3,596,262.24            0.00       0.00    151,069,214.76
A-P             0.00     50,612.31            0.00       0.00      2,225,784.82
A-V        20,754.99     20,754.99            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1        13,681.53     27,972.98            0.00       0.00      3,269,276.41
M-2         1,609.66      3,291.08            0.00       0.00        384,637.04
M-3         2,414.68      4,937.01            0.00       0.00        577,001.72
B-1         1,207.53      2,468.90            0.00       0.00        288,547.01
B-2           805.02      1,645.94            0.00       0.00        192,364.67
B-3         1,209.19      2,472.29            0.00       0.00        288,943.55

-------------------------------------------------------------------------------
          683,448.06  3,710,417.74            0.00       0.00    158,295,769.98
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     769.652918   14.763552     3.206887    17.970439   0.000000  754.889366
A-P     813.118530   18.078483     0.000000    18.078483   0.000000  795.040047
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     927.090140    4.035081     3.862875     7.897956   0.000000  923.055059
M-2     927.090144    4.035085     3.862875     7.897960   0.000000  923.055059
M-3     927.090142    4.035082     3.862870     7.897952   0.000000  923.055059
B-1     927.090152    4.035093     3.862860     7.897953   0.000000  923.055059
B-2     927.090136    4.035077     3.862860     7.897937   0.000000  923.055059
B-3     927.090140    4.035082     3.862862     7.897944   0.000000  923.055058

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/04/05     17:05:07                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS14 (POOL #  4720)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4720
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       33,643.65
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     7,360.44

SUBSERVICER ADVANCES THIS MONTH                                       21,885.38
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    15   2,342,925.54

 (B)  TWO MONTHLY PAYMENTS:                                    1     141,303.96

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                         84,314.65

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     158,295,769.98

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,094

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,324,460.88

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.84203300 %     2.67180600 %    0.47930050 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.79581500 %     2.67279105 %    0.49327560 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            2,730,991.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,820,661.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.39453337
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              156.40

POOL TRADING FACTOR:                                                75.98015170